Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-263910 on Form F-3, and in Registration Statements 333-256692 and No. 333-270582 on Form S-8 of our reports dated March 20, 2024, relating to the financial statements of Paysafe Limited and the effectiveness of Paysafe Limited's internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Houston, Texas

March 20, 2024